UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2016 (September 15, 2016)

BMC STOCK HOLDINGS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Lakeside Commons

980 Hammond Drive, NE, Suite 500

Atlanta, GA 30328

(Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

5.50% Senior Secured Notes due 2024

On September 15, 2016 (the “Closing Date”), BMC East, LLC, a North Carolina limited liability company (the “Issuer”), completed the previously announced sale of $350.0 million aggregate principal amount of its 5.50% senior secured notes due 2024 (the “Notes”) at an issue price of 100.0% (the “Notes Offering”).

Net proceeds from the Notes Offering were used to redeem all of BMC Stock Holdings, Inc.’s (the “Company”) outstanding 9.0% Senior Secured Notes due 2018, repay a portion of the outstanding borrowings under the Company’s ABL Facility (as defined below) and pay related transaction fees and expenses, with any residual net proceeds being used for general corporate purposes.

The Notes were issued and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes are senior secured obligations of the Issuer and are guaranteed on a senior basis by the Company and certain of the Company’s direct and indirect wholly-owned subsidiaries (the “Guarantors”).

Indenture

The terms of the Notes are governed by the indenture, dated as of September 15, 2016 (the “Indenture”), among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”).

Interest and Maturity

The Notes bear interest at a rate of 5.50% and mature on October 1, 2024. Interest is payable on the Notes on April 1 and October 1 of each year, commencing on April 1, 2017.

Guarantees and Security

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by the Company and Guarantors. All obligations under the Notes, and the guarantees of those obligations, will be secured by substantially all of the assets of the Company and the Guarantors subject to certain exceptions and permitted liens, including a first-priority security interest in such assets that constitute Notes Collateral (as defined below) and a second-priority security interest in such assets that constitute ABL Collateral (as defined below).

“ABL Collateral” includes substantially all presently owned and after-acquired accounts, inventory, rights of an unpaid vendor with respect to inventory, deposit accounts, investment property, cash and cash equivalents, and instruments and chattel paper and general intangibles, books and records and documents related to and proceeds of each of the foregoing.

“Notes Collateral” includes all collateral which is not ABL Collateral.

On the Closing Date, the Company, the Guarantors and the Notes Collateral Agent entered into a security agreement (the “Notes Collateral Agreement”), which created and established the terms of the security interests that secure the Notes and the guarantees.

The Amended and Restated ABL-Notes Intercreditor Agreement, dated as of the Closing Date, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent under the ABL Facility (the “ABL Agent”), and Wilmington Trust, National Association, as notes collateral agent under the Indenture (the “Notes Agent”) (the “Intercreditor Agreement”) govern all arrangements in respect of the priority of the security interests in the ABL Collateral and the Notes Collateral among the parties to the Indenture and the ABL Facility.

Ranking

The Notes constitute senior secured obligations of the Issuer and Guarantors, rank senior in right of payment to all future debt of the Issuer and Guarantors that is expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all existing and future liabilities of the Issuer and Guarantors that are not so subordinated, including the ABL Facility.

Covenants

The Indenture contains restrictive covenants that limit the ability of the Issuer and the Guarantors to, among other things, incur additional debt or issue preferred stock; create liens; create restrictions on the Company’s subsidiaries’ ability to make payments to the Company; pay dividends and make other distributions in respect of the Company’s and its subsidiaries’ capital stock; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers and consolidations.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by any two of Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch, Inc. and no default or event of default has occurred and is continuing.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the Holders of 30% in principal amount of the outstanding Notes may declare the principal of and unpaid interest on all of the Notes to be due and payable immediately.

Redemption

At any time prior to October 1, 2019, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture. At any time on or after October 1, 2019, the Company may redeem the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. At any time and from time to time during the 36-month period following the Closing Date, the Company may redeem up to 10% of the aggregate principal amount of the Notes during each twelve-month period commencing on the Closing Date at a redemption price of 103.0% of the aggregate principal amount thereof plus accrued and unpaid interest to the redemption date. In addition, at any time prior to October 1, 2019, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a price equal to 105.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, attached hereto as Exhibit 4.1 and incorporated by reference herein.

Amendment to ABL Facility

On the Closing Date, the Company entered into an amendment to its Second Amended and Restated Senior Secured Credit Agreement, dated December 1, 2015 (the “Credit Agreement”), among the Company, as borrower, the subsidiaries party thereto, as guarantors, the ABL Agent and the other parties thereto (the “ABL Facility”), which reduced the aggregate commitments under the ABL Facility to $375.0 million from $450.0 million, and increased the sublimit for letters of credit to $100.0 million from $75.0 million. The aggregate revolving loan commitments under the amended ABL Facility may, under an uncommitted incremental facility, be increased by an aggregate principal amount not to exceed $125.0 million, subject to certain conditions as set forth in the ABL Facility. The other material terms of the ABL Facility remain unchanged from those terms included in the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2015.

The foregoing summary of the ABL Facility is qualified in its entirety by reference to the actual amendments to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 2016, among the Issuer, the Guarantors named therein and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent.

4.2	Form of 5.50% Senior Secured Note due 2024 (included in Exhibit 4.1).

10.1	Second Amended and Restated Senior Secured Credit Agreement, dated December 1, 2015, among BMC Stock Holdings, Inc., subsidiaries party thereto, as borrowers, subsidiaries party thereto, as guarantors, Wells Fargo Capital Finance, LLC, as agent and issuing lender, and Wells Fargo Capital Finance, LLC and Goldman Sachs Bank USA, as joint lead arrangers, as further amended as of September 15, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.
(Registrant)

By:	/s/ James F. Major, Jr.
Name:	James F. Major, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: September 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 2016, among the Issuer, the Guarantors named therein and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent.

4.2	Form of 5.50% Senior Secured Note due 2024 (included in Exhibit 4.1).

10.1	Second Amended and Restated Senior Secured Credit Agreement, dated December 1, 2015, among BMC Stock Holdings, Inc., subsidiaries party thereto, as borrowers, subsidiaries party thereto, as guarantors, Wells Fargo Capital Finance, LLC, as agent and issuing lender, and Wells Fargo Capital Finance, LLC and Goldman Sachs Bank USA, as joint lead arrangers, as further amended as of September 15, 2016.